Exhibit 10.1

CONSENT AND SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS CONSENT AND SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of November 24, 2015, by and between SILICON VALLEY BANK (“Bank”) and VERACYTE, INC., a Delaware corporation (“Borrower”).

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 26, 2013, as amended by that certain Consent dated as of September 15, 2014 and that certain Consent and First Amendment to Loan and Security Agreement dated as of December 18, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank consent to Borrower housing assets or property in excess of $500,000 with unaffiliated kitters, in medical practices and with other third parties, in each case in the ordinary course of business.

D.                                    Borrower has also requested that Bank amend the Loan Agreement to, among other things, extend the draw period availability for a certain Growth Capital II Term Loan.

E.                                    Bank has agreed to so consent to the foregoing, and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Consent.  Bank consents to Borrower maintaining property valued in the aggregate at $750,000 or less with unaffiliated kitters, in medical practices, or with other third parties, in each case in the ordinary course and without the requirement to provide prior notice to the Bank, obtain bailee letters or obtain other consent from the Bank under the Agreement.

3.                                      Amendments to Loan Agreement.

3.1                               Section 2.1.2 (Growth Capital II Term Loans).  Section 2.1.2(a)(ii) of the Loan Agreement is amended and restated to read as follows:

(ii)                                  Tranche B:  Borrower may request one Growth Capital II Term Loan under Tranche B (the “Tranche B Advance”) in a principal amount not to exceed Five Million Dollars ($5,000,000) anytime from the First Amendment Date through June 30, 2016.

3.2                               Section 6.2 (Financial Statements, Reports, Certificates).  Section 6.2(g) of the Loan Agreement is amended and restated to read as follows:

(g)                                  SEC Filings.  In the event that Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be.  Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address;

4.                                      Limitation of Amendment.

4.1                               The amendment set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (other than the Existing Default being waived hereunder) has occurred and is continuing;

5.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3                               The organizational documents of Borrower delivered to Bank on or prior to the date of this Amendment and on file with the United States Securities Exchange Commission are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made and except for filings under the federal securities laws; and

5.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.                                      Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.                                      Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

9.                                      Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amount equal to all Bank Expenses incurred through the date of this Amendment, and (c) such other documents as Bank may reasonably request.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		VERACYTE, INC.

By:	/s/ Milo Bissin	By:	/s/ Shelly D. Guyer

Name:	Milo Bissin	Name:	Shelly D. Guyer

Title:	Vice President	Title:	Chief Financial Officer